EXHIBIT 99.1

ZVUE Corporation Presents Business Update and Full Year 2007 Financial Results

SAN FRANCISCO - March 25, 2008 - ZVUE Corporation (NASDAQ: ZVUE) a global digital entertainment company, today will provide its review of 2007, which will include its financial results for the year ended December 31, 2007 and its outlook for 2008.

ZVUE management will host a conference call and presentation today, Tuesday, March 25, 2008 at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its 2008 business plan, provide a business update and discuss the company's full year 2007 financial results. The conference call will be hosted by Jeff Oscodar, president and chief executive officer, and Tom Hillman, interim chief financial officer. Investors are invited to participate on the live call by dialing 800-218-4007. A webcast and presentation slides will be available by visiting the investor relations section of the ZVUE website at http://corporate.zvue.com/ir/. A replay will be available on the ZVUE website or by dialing 800-405-2236 and entering pass code 11110494#.

“Great companies are built on solid foundations,” said Jeff Oscodar, president and CEO of ZVUE. “In 2007, our goal was to create a solid foundation on which we could build both our online business and our product business. We have achieved that goal.”

“The foundation for any media business is the size of its audience,” added Oscodar. “The ZVUE Network now has a large and engaged audience which comScore has measured as 5.5 million visitors per month on average in the fourth quarter of 2007 which has attracted major brand advertisers. In 2008, we plan to continue to expand our vertical network of websites appealing to a targeted demographic which will give our audience multiple ways to entertain themselves and give advertisers multiple contacts with that audience.  We are seeing an increasing number of major brand advertisers, such as Coors, Fox, Hilton, McDonalds, Puma, Sega, Sobe, Sony BMG, T-Mobile, Toyota and others place ads on our sites. We plan to further expand our reach from the 42 million video streams to PCs we served in January 2008 by launching a series of mobile features that will enable the viral sharing of videos between mobile devices and create new advertising revenue opportunities for us. We will also be launching enhanced casual games, including chess, checkers, backgammon and other similar games which will create more revenue opportunities for us while improving our users’ experience.”

“ZVUE Products’ foundation is its highly scalable business model, which emphasizes sourcing, enhancing and selling great portable media products pre-loaded with exciting content from top content providers,” continued Oscodar. “Using this model, we have significantly reduced our product development costs while increasing the number of units shipped in 2007 to 110,000 units, an increase of 57% over 2006, and greatly accelerating the number of opportunities upon which we can execute. Traditional product development requires as much as a year to create a product and put it on shelves. The recently announced ZVUE Spirit demonstrates how we can now go from concept to order in 60 days. We have already received an order for 38,000 units and are hopeful that we will be able to generate additional orders. We therefore project that the product side of our business will double both in terms of revenues and number of units shipped.”

For the year ended December 31, 2007, ZVUE reported net revenue of $5.5 million compared to $3.8 million for year ended December 31, 2006, an increase of 46%.  Product sales revenue increased to $4.5 million in 2007 compared to $3.8 million in the prior year. Service revenue increased to $1.0 million in 2007 from approximately $3,000 in 2006.  Gross margin for 2007 was $730,000 as compared to a loss of $560,000 in 2006.  For the full year 2007, net loss was $18.2 million, or $(1.05) per share compared to a net loss of $12.2 million, or $(1.24) for the full year 2006. The primary reason for the increase in the net loss from 2006 is approximately $8.3 million of non-cash expenses relating to amortization of intangibles, interest on the convertible debt and higher stock compensation charges as well as costs associated with the completion of the acquisition and integration of eBaums World, Inc. We plan to file our Annual Report on Form 10K on or before the March 31st deadline.

Cash, cash equivalents and restricted cash were $6.3 million at December 31, 2007 compared to approximately $216,000 at September 30, 2007 and $3.7 million at December 31, 2006.

“2008 will be the year that we build on our foundation. We have two complementary media distribution businesses which are expanding. We have realistic plans for revenue growth in 2008 and I believe that our balance sheet is adequate to support our exciting growth plans,” concluded Oscodar.

Recent Highlights

ZVUE Network
•
With the addition of eBaumsWorld.com in November 2007, the ZVUE Network now includes eight web sites focused on delivering user-generated and commercial content to a targeted audience that is appealing to advertisers.

•	Expanding content/content providers. Raindance, Next New Networks, Gamer.tv, SomaGirls.TV, ComedyTime, FuTurXTV, GoTV, Link TV, Mobi Jokes.
•
The ZVUE Network serves, according to Google Analytics, 275 million page views per month on average and houses hundreds of thousands of user-generated videos, more than 12,000 commercial videos, including titles from partners such as Sony BMG, Showtime, IMG, and National Lampoon, among others, and millions of free user-submitted photos, games and other media.

•	In January 2008, the ZVUE Network delivered approximately 42 million video streams.

ZVUE Products
•	ZVUE shipped more than 110,000 units in 2007, a 54% increase
•	ZVUE completed its largest order in history with the sale of 10,000 ZVUE 250 MP3 video players to a major United States-based credit card issuer as a part of the issuer’s awards program.
•	Expanded distribution through Wal-Mart & Borders
•	Launched ZVUE Spirit player in March 2008

Recognition

•	In November 2007, comScore announced that the ZVUE Network of sites achieved the following top rankings in terms of audience size (visitors):

•	Top 10 online video
•	Top 20 online multimedia entertainment
•	Top 50 online entertainment

Business Outlook
Based on the company’s current outlook for sales of its ZVUE products and monetization of the ZVUE network for 2008, the company expects to achieve net revenues between $14.0 million to $16.0 million, representing approximately 170% year over year growth.

About ZVUE Corporation
ZVUE Corporation (NASDAQ: ZVUE) is a global digital entertainment company. Its ZVUE Network (comprised of eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com and ZVUE.com) is consistently among the top-five companies providing user-generated video online. ZVUE™ personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit www.zvue.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) future financial results and financing requirements; (ii) development of new products and service offerings; (iii) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vi), the impact of current, pending, or future legislation and regulation on the company’s industry; and (vii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Reports under the Securities Exchange Act of 1934, as amended, and the company’s Registration Statement on Form S-3/A, as amended, which was declared effective by the SEC on February 12, 2008. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

MEDIA AND INVESTOR CONTACT:
Scott Wilson, 415-785-7945, ir@zvue.com

ZVUE, HandHeld Entertainment, eBaum’s World, ZVUE Networks, eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com, ZVUE.com and ZVUE are trademarks of ZVUE Corporation. All other trademarks are property of their respective owners.